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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 2, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

        Utah                                             87-0627421
(State of Incorporation)                    (IRS Employer Identification No.)

ITEM 5.     Other Events

The following press release was issued to announce a capital structure realignment from the retirement of common stock by Company Founders.


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                         TELKONET FOUNDERS RETIRE SHARES
                            REALIGN CAPITOL STRUCTURE

FOR IMMEDIATE RELEASE:
Contact: TELKONET, INC.                          HAYDEN COMMUNICATIONS, INC.
Stephen Sadle, Chief Operating Officer           Matthew Hayden
410-897-5900                                     843-272-4653
ssadle@telkonet.com                              matt@haydenir.com

ANNAPOLIS, MD-JANUARY 2, 2003 - TELKONET, INC. (OTCBB: TLKO) a leader in Powerline Communications (PLC) for the commercial market, today announced that, Company Founders David Grimes and Stephen Sadle retired 1,805,400 shares of the Company's common stock in exchange for the cancellation of a note reducing the total outstanding number of shares of common stock in the company by approximately 9% from 17,326,531 shares to 15,521,131 shares. Additionally since the retired shares were free trading, the float of the Company's stock has been reduced by approximately 38% from 4,758,146 shares to 2,952,746 shares.

David Grimes, Founder is retired. He continues to serve on the Board of Directors and remains active within the Company under a multi-year Consulting Agreement.

Stephen L. Sadle, Founder and Chief Operating Officer Mr. Sadle has an Employment Agreement with the Company for three years.

                          Prior           Retired            Adjusted
Founders                 Shares           Shares               Shares
--------                 ------           ------               ------
Dave Grimes             2,250,000          952,000           1,298,000
Steve Sadle             4,500,000          853,400           3,646,600
                       ----------       ----------          ----------
                        6,750,000        1,805,400           4,944,600

Stephen L. Sadle, Chief Operating Officer of Telkonet, Inc. commented, "We are proud of the performance of our team this past year, their technical accomplishments, loyalty and dedication to our corporate vision. As 2003 begins, Telkonet vigorously continues to pursue our goals of garnering wide acceptance of our PlugFast family of products in the commercial PLC markets, and concurrently bringing value to our shareholders.

Dave Grimes Stated, I am proud to have witnessed the growth and maturation of our Company from its inception to the Telkonet of today and I continue to be excited over the potential of our products. I look forward to my continued participation with the Company as a consultant and serving on the Board of Directors.

Telkonet's PlugFast Terminal can be used as a stand-alone solution within a residence, or it may be used in conjunction with a PlugFast Gateway as a part of Telkonet's solution for the commercial market. The core focus is High-Speed Internet distribution over the electrical power lines for the commercial and multi-dwelling residential markets. The Company has designed a suite of products to address the needs of office buildings, hotels, schools, shopping malls, and commercial buildings.

Telkonet's products provide connectivity over the existing electrical wiring and do not require the costly installation of additional wiring, or major disruption of business activity. In many situations the Telkonet system can be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system.

The Telkonet PlugFast family of Internet access products offers a viable and cost effective alternative to the challenges of hardwiring and wireless LANs. This solution set is comprised of two products, the PlugFast Gateway and the PlugFast Terminal. The Telkonet PlugFast Gateway and Terminal are aimed at applications such as apartments, hotels and motels, and the SME market.


Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).